Exhibit 99.1

REVOCABLE PROXY
FIRSTFED AMERICA BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS
[DATE], 2004
[TIME], LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert F. Stoico, Gilbert C. Oliveira and Paul A. Raymond, DDS and each of them, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of FIRSTFED AMERICA BANCORP, INC. (the “Company”) that the undersigned is entitled to vote only at the special meeting of shareholders, to be held on [DATE], 2004, at [TIME], local time, at the [LOCATION], [ADDRESS] and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1. MERGER AGREEMENT: To approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2003, by and between FIRSTFED AMERICA BANCORP, INC. and Webster Financial Corporation, which provides, among other things, for the merger of FIRSTFED AMERICA with and into Webster.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

2. OTHER MATTERS: Such other matters as may properly come before the special meeting of stockholders and any adjournments thereof, including whether to adjourn the special meeting to solicit additional votes in favor of the Merger Agreement referred to in Proposal No. 1 above.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR BOTH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full ti-

tle. If shares are held jointly, each holder may sign but only one signature is required.

Please be sure to sign and date this Proxy in the box below.

Date

SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Proxy Statement dated [   ], 2004.

FIRSTFED AMERICA BANCORP, INC.

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE

SPECIAL MEETING OF SHAREHOLDERS
[DATE], 2004
[TIME] Local Time
The undersigned hereby directs the ESOP Trustee to vote all shares of common stock of FIRSTFED AMERICA BANCORP, INC. (the “Company”) that the undersigned is entitled to vote under the ESOP at the special meeting of shareholders, to be held on [DATE], 2004, at [TIME], local time, at the [LOCATION], and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:	E S	1. MERGER AGREEMENT: To approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2003, by and between FIRSTFED AMERICA BANCORP, INC. and Webster Financial Corporation, which provides, among other things, for the merger of FIRSTFED AMERICA with and into Webster	For [ ]	Against [ ]	Abstain [ ]

	O P	2. OTHER MATTERS: Such other matters as may properly come before the special meeting of stockholders and any adjournments thereof, including whether to adjourn the special meeting to solicit additional votes in favor of the Merger Agreement referred to in Proposal No. 1 above.	For [ ]	Against [ ]	Abstain [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Please be sure to sign and date this Voting Instruction Card in the box below	Date

Participant sign above

+	+

Arrow Up	Detach above card, sign, date and mail in postage paid envelope provided	Arrow Up
FIRSTFED AMERICA BANCORP, INC.

The above signed acknowledges receipt from the Company prior to the execution of this Voting Instruction Card of a Notice of
Special Meeting of Shareholders and of a Proxy Statement dated [DATE], 2004.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE

SPECIAL MEETING OF SHAREHOLDERS
[DATE], 2004
[TIME] Local Time
The undersigned hereby directs the 401(K) Plan Trustee to vote all shares of common stock of FIRSTFED AMERICA BANCORP, INC. (the “Company”) that the undersigned is entitled to vote at the special meeting of shareholders, to be held on [DATE], 2004, at [TIME], local time, at the [LOCATION], and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:	4 0	1. MERGER AGREEMENT: To approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2003, by and between FIRSTFED AMERICA BANCORP, INC. and Webster Financial Corporation, which provides, among other things, for the merger of FIRSTFED AMERICA with and into Webster	For [ ]	Against [ ]	Abstain [ ]

	1 (K)	2. OTHER MATTERS: Such other matters as may properly come before the special meeting of stockholders and any adjournments thereof, including whether to adjourn the special meeting to solicit additional votes in favor of the Merger Agreement referred to in Proposal No. 1 above.	For [ ]	Against [ ]	Abstain [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Please be sure to sign and date this Voting Instruction Card in the box below	Date

Participant sign above

+	+

Arrow Up	Detach above card, sign, date and mail in postage paid envelope provided. FIRSTFED AMERICA BANCORP, INC.	Arrow Up

The above signed acknowledges receipt from the Company prior to the execution of this Voting Instruction Card of a Notice of
Special Meeting of Shareholders and of a Proxy Statement dated [DATE], 2004.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

From:	Anthony Weatherford
To:	All Employees
Date:	[DATE], 2004
Subject:	Voting Your Company Common Stock Held in the 401(k) Plan and ESOP

FIRSTFED AMERICA BANCORP, INC. will be holding a Special Meeting of Shareholders on [DATE], 2004. All employees who are shareholders of FIRSTFED AMERICA BANCORP, INC common stock as of [DATE], 2004 through either the 401(k) Plan or the ESOP will begin receiving their voting instruction cards and Special Meeting Proxy Statement today. If you did not receive the Special Meeting Proxy Statement and you owned FIRSTFED AMERICA BANCORP, INC. stock as of [DATE], 2004 in either of these two benefit plans, you can obtain these documents by contacting Anthony L. Weatherford, Sr. Vice President in Human Resources.

If you own FIRSTFED AMERICA BANCORP, INC. stock through either the ESOP or the 401(k) Plan, you will receive an individual voting instruction card and envelope for each of these two plans. IT IS VERY IMPORTANT TO RETURN EACH CARD IN THE CORRECT ENVELOPE FOR THAT PLAN TO THE VOTING TABULATOR.

The 401(k) Plan card is marked 401(k) (in vertical letters at the top of the card), and will have an envelope to be sent to:

FIRSTFED AMERICA BANCORP, INC c/o Registrar and Transfer Company 10 Commerce Drive Cranford, N.J. 07016-3572

The ESOP card is marked ESOP (in vertical letters at the top of the card), and will have an envelope to be sent to:

FIRST BANKERS TRUST P.O. Box 3566 Quincy, Illinois 62305

Again, it is very important to send each voting instruction card in the correct envelope in order for the appropriate plan trustee to receive your voting instruction.

If you do not have FIRSTFED AMERICA BANCORP, INC. common stock in either the 401(k) Plan or are not a participant in the ESOP, you will not be receiving a voting instruction card for either of these two plans.

If you own FIRSTFED AMERICA BANCORP, INC. stock held by a stockbroker, you will receive the Special Meeting Proxy Statement directly from the broker.

As an employee/owner of FIRSTFED AMERICA BANCORP, INC. and participant in the 401(k) Plan and/or ESOP you have the right to direct that trustee how to vote on all shareholder matters. Your vote is confidential and will not be revealed to any employee or director. You are urged to submit your voting instructions as soon as you receive your Special Meeting materials.

If you have any questions, please feel free to contact me.

[DATE], 2004

Dear Participant:

The FIRSTFED AMERICA BANCORP, INC. 1997 Stock-Based Incentive Plan (the “Incentive Plan”) holds [   ]shares of common stock of FIRSTFED AMERICA BANCORP, INC. (the “Company”) in trust for the benefit of certain employees and Directors of the Company and First Federal Savings Bank of America (the “Bank”). As a participant in the Incentive Plan, you may direct the Incentive Plan Trustee how to vote the unvested shares of the Company common stock awarded to you and held in the Incentive Plan Trust.

We, the Board of Directors, are forwarding to you the attached Vote Authorization Form provided for the purpose of conveying your voting instructions to the Incentive Plan Trustee. The Incentive Plan Trustee will vote those shares of the Company’s common stock held in the Incentive Plan Trust in accordance with the instructions you provide.

At this time, in order to direct the voting of the unvested shares awarded to you under the Incentive Plan, please complete and sign the enclosed Vote Authorization Form and return it in the accompanying envelope by [DATE], 2004. Your vote will only be revealed to Anthony L. Weatherford, Senior Vice President, Director of Human and Organizational Resources who will tabulate the votes, in confidence.

Sincerely,

Robert F. Stoico
Chairman of the Board of Directors
On Behalf of the Board of Directors
FIRSTFED AMERICA BANCORP, INC

VOTE AUTHORIZATION FORM
FIRSTFED AMERICA BANCORP, INC.
1997 STOCK-BASED INCENTIVE PLAN

     I understand that the Incentive Plan Trustee is the holder of record and custodian of all unvested shares of Company Common Stock awarded to me under the Incentive Plan. I understand that my voting instructions are solicited on behalf of the Board of Directors for the Special Meeting of the Shareholders of FIRSTFED AMERICA BANCORP, INC. to be held on [DATE], 2004 at [TIME] Eastern Time at the [LOCATION]. The Incentive Plan Trustee is to vote my shares as follows:

1. MERGER AGREEMENT: To approve and adopt the Agreement and Plan of Merger, dated as of October 6, 2003, by and between FIRSTFED AMERICA BANCORP, INC. and Webster Financial Corporation, which provides, among other things, for the merger of FIRSTFED AMERICA with and into Webster.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

2. OTHER MATTERS: Such other matters as may properly come before the special meeting of stockholders and any adjournments thereof, including whether to adjourn the special meeting to solicit additional votes in favor of the Merger Agreement referred to in Proposal No. 1 above.

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

     The Incentive Plan Trustee is authorized to vote the unvested shares of Company Common Stock awarded to me as indicated above.

DATE	SIGNATURE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.